EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated February 29, 2008, relating to the financial statements and financial statement schedule of Valassis Communications, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for share-based payments to conform to Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment, and the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 2007, in the following Registration Statements:

Form	Registration No.
Form S-8	33-59760
Form S-8	333-00022
Form S-8	333-00024
Form S-8	333-50466
Form S-8	333-52919
Form S-8	333-74263
Form S-8	333-87162
Form S-8	333-104072
Form S-8	333-128158
Form S-8	333-142661
Form S-3	333-107787

/s/ Deloitte & Touche LLP

Detroit, Michigan

February 29, 2008